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EXHIBIT 5

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                                          [LOGO] COMPUTERSHARE

                                                               INVESTOR SERVICES

                        Computershare Trust Company of Canada
                                        100 University Avenue
                                             Toronto, Ontario
                                                      M5J 2Y1
                                     Telephone 1-800-663-9097  CANADA
                                        www.computershare.com  Australia
                                                               Channel Islands
May 11, 2004                                                   Hong Kong
                                                               Germany
To:  Alberta Securities Commission                             Ireland
     British Columbia Securities Commission                    New Zealand
     Manitoba Securities Commission                            Philippines
     Office of the Administrator, New Brunswick                South Africa
     Securities Commission of Newfoundland                     United Kingdom
     Nova Scotia Securities Commission                         USA
     Ontario Securities Commission
     Registrar of Securities, Prince Edward Island
     Commission des valeurs mobilieres du Quebec
     Saskatchewan Securities Commission
     Securities Registry, Government of the Northwest Territories
     Registrar of Securities, Government of the Yukon Territories
     Nunavut Legal Registry
     The Toronto Stock Exchange
     Industry Canada
     U.S. Securities & Exchange Commission

Dear Sirs:

Subject:    Breakwater Resources Ltd.
-------

We confirm that the following English material was sent by pre-paid mail on May 10, 2004 to the registered shareholders of Common Shares of the subject
Corporation:

  1. Notice of Annual and Special Meeting of Shareholders/Management Proxy Circular
  2.    Proxy
  3.    2003 Annual Report including Audited Annual Financial Statements
  4.    Supplemental Mail List Card
  5.    2004 First Quarter Interim Report
  6.    Return Envelope

We further confirm that copies of the above-mentioned material, item numbers 1, 2, 3, 4 and 6, were sent by courier on May 6, 2004 to each intermediary holding shares of the Corporation who responded to the search procedures in compliance with current securities legislation requirements.

In compliance with regulations made under the Securities Act, we are providing this confirmation to you in our capacity as agent for the subject Corporation.


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Yours truly,
COMPUTERSHARE TRUST COMPANY OF CANADA

(Signed)
Anneke Kramer
Assistant Account Manager
Stock Transfer Services
(416) 263-9493
(416) 981-9800 Fax


c.c. Breakwater Resources Ltd.